EXHIBIT B





                           [Name of Insurance Company]

                           [Name of Separate Account]

                               [Product Names(s)]

                       Supplement dated November __, 2009

              To the Prospectus dated May 1, 2009 (as supplemented)



         The [Name] Insurance Company (the "Company") has filed an application with the Securities and Exchange Commission ("SEC") requesting an order to allow the Company to remove certain variable investment options ("Existing Funds") and substitute new options ("Replacement Funds") as shown below. The Replacement Funds are portfolios of Met Investors Series Trust or Metropolitan Series Fund, Inc. To the extent that a Replacement Fund is not currently available as an investment option under your contract [policy], such Replacement Fund will be added as an investment option on or before the date of the substitution. Please retain this supplement and keep it with the prospectus.

         [To the extent required by law, approval of the proposed substitution is being obtained from the state insurance regulators in certain jurisdictions.]

         The Company believes that the proposed substitutions are in the best interest of contract [policy] holders. In each case, the Replacement Fund will have at least similar investment objectives and policies as the Existing Fund. The Company will bear all expenses related to the substitutions, and they will have no tax consequences for you. The Company anticipates that, if such order is granted, the proposed substitutions will occur on or about May 1, 2010.

         The proposed substitutions and respective advisers and/or sub-advisers for the above-listed Contracts/Policies are:


Existing Fund and Current Adviser (with Current Sub-Adviser as        Replacement Fund and Sub-Adviser
noted)



------------------------------------------------------------          -----------------------------------------------
AIM V.I. Money Market Fund                                            BlackRock Money Market Portfolio
--------------------------                                            --------------------------------
Invesco Advisers, Inc.                                                BlackRock Advisors, LLC

Legg Mason Partners Variable Money Market Portfolio          ->
---------------------------------------------------
Legg Mason Partners Fund Advisor, LLC
(Western Asset Management Company)
------------------------------------------------------------          -----------------------------------------------




------------------------------------------------------------          -----------------------------------------------
AIM V.I. Technology Fund                                              RCM Technology Portfolio
-------------------------                                             ------------------------
Invesco Advisers, Inc.                                                RCM Capital Management LLC

DWS Technology VIP
Deutsche Investment Management Americas Inc.                 ->

------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
DWS Global Opportunities                                              Oppenheimer Global Equity Portfolio
------------------------                                              -----------------------------------
Deutsche Investment Management Americas Inc.                 ->       OppenheimerFunds, Inc.
------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
Janus Aspen Perkins Mid Cap Value Portfolio                           Met/Artisan Mid Cap Value Portfolio
----------------------------------------------------                  -----------------------------------
Janus Capital Management LLC                                 ->       Artisan Partners Limited Partnership
------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
Legg Mason Partners Variable Global Equity Portfolio                  Met/Templeton Growth Portfolio
----------------------------------------------------                  ------------------------------
Legg Mason Partners Fund Advisor, LLC                        ->       Templeton Global Advisors Limited
(Batterymarch Financial Management, Inc.)
------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
Legg Mason Partners S&P 500 Index Portfolio                           MetLife Stock Index Portfolio
-------------------------------------------                           -----------------------------
Legg Mason Partners Fund Advisors, LLC                                MetLife Investment Advisors Company, LLC
(Batterymarch Financial Management, Inc.)
                                                             ->


------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
Pioneer High Yield VCT Portfolio                                      BlackRock High Yield Portfolio
--------------------------------                                      ------------------------------
Pioneer Investment Management, Inc.                                   BlackRock Financial Management, Inc..
                                                             ->

------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
Putnam VT Equity Income Fund                                          MFS Value Portfolio
Putnam Investment Management, LLC                            ->       Massachusetts Financial Services Company


------------------------------------------------------------          -----------------------------------------------



------------------------------------------------------------          -----------------------------------------------
Putnam VT Growth and Income Portfolio                                 Lord Abbett Growth and Income Portfolio
-------------------------------------                                 ---------------------------------------
Putnam Investment Management, LLC                            ->       Lord, Abbett Co. LLC


------------------------------------------------------------          -----------------------------------------------



------------------------------------------------------------          -----------------------------------------------
UIF Small Company Growth Portfolio                                    Met/AIM Small Cap Growth Portfolio
----------------------------------                                    ----------------------------------
Morgan Stanley Investment Management, Inc.                            Invesco Advisers, Inc.
   d/b/a Van Kampen                                          ->


------------------------------------------------------------          -----------------------------------------------



Please note that:

o No action is required on your part at this time. You will not need to file a new election or take any immediate action if the SEC approves the substitution.

o The elections you have on file for allocating your account value, premium payments and deductions will be redirected to the Replacement Fund unless you change your elections and transfer your funds before the substitution takes place.

o You may transfer amounts in your Contract [Policy] among the variable investment options and the fixed option as usual. The substitution itself will not be treated as a transfer for purposes of the transfer provisions of your Contract [Policy], subject to the Company's restrictions on transfers to prevent or limit "market timing" activities by Contract owners or agents of Contract owners.

o If you make one transfer from one of the above Existing Funds into one or more other subaccounts before the substitution, or from the Replacement Fund after the substitution, any transfer charge that might otherwise be imposed will be waived from the date of this Notice through the date that is 30 days after the substitution.

o On the effective date of the substitution, your account value in the variable investment option will be the same as before the substitution. However, the number of units you receive in the Replacement Fund will be different from the number of units in your Existing Fund, due to the difference in unit values.

o        There will be no tax consequences to you.


         In connection with the substitutions, we will send you a prospectus for Met Investors Series Trust and Metropolitan Series Fund, Inc., as well as notice of the actual date of the substitutions and confirmation of transfers.

         Please contact your registered representative if you have any questions.

     THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.